UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 5, 2003

Date of Report (date of earliest event reported)

J.D. Edwards & Company

(Exact name of Registrant as specified in its charter)

Delaware	000-23091	84-0728700
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Technology Way

Denver, Colorado 80237

(Address of principal executive offices)

(303) 334-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of May 5, 2003, entitled “J.D. Edwards Announces Preliminary Results for the Second Quarter Ended April 30, 2003.”

Item 9. Regulation FD Disclosure (pursuant to Item 12)

In accordance with SEC Release No. 33-8216, the following information, intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead furnished under “Item 9. Regulation FD Disclosure.”

On May 5, 2003, J.D. Edwards & Company issued a press release announcing its anticipated results for the three months ended April 30, 2003. The press release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

To supplement our consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), J.D. Edwards provides non-GAAP financial measures (described as “pro forma” results in the press release attached as Exhibit 99.1) of net income and income per share to our investors. The non-GAAP financial measures are intended to enhance investors’ overall understanding of our current financial performance and our prospects for the future by excluding items that, in management’s view, are not indicative of our core business performance. J.D. Edwards’ management reviews these non-GAAP financial measures when assessing the performance of our ongoing operations and for planning and forecasting purposes.

The non-GAAP financial measures included in our press release have been reconciled to the comparable GAAP measures as required under SEC rules, and this reconciliation is furnished in the press release attached as Exhibit 99.1. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for GAAP financial results. We encourage investors to carefully review the GAAP financial information included in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our quarterly earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

J.D. EDWARDS & COMPANY

By:	/s/ RICHARD G. SNOW, JR.
Richard G. Snow, Jr. Vice President, General Counsel and Secretary

Date: May 5, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of May 5, 2003, entitled “J.D. Edwards Announces Preliminary Results for the Second Quarter Ended April 30, 2003.”